UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2017

BBX CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2017, the Board of Directors of BBX Capital Corporation (the “Company”) reappointed Alan B. Levan as Chairman of the Board and Chief Executive Officer of the Company.  Mr. Alan Levan, age 72, formed the I.R.E. Group (predecessor to the Company) in 1972. From 1978 until December 2015, he served as Chairman, Chief Executive Officer and President of the Company or its predecessors. From 1994 until December 2015, he was Chairman and Chief Executive Officer of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) (together with its successor by merger, BBX Capital Florida LLC,“BBX”), which merged with and into a wholly owned subsidiary of the Company during December 2016. From December 2015 until his reappointment on February 7, 2017, Mr. Alan Levan served as Founder and strategic advisor to the Board of Directors of the Company and BBX.   He also served as Chairman of BankAtlantic from 1987 until July 2012 when BankAtlantic was sold to BB&T Corporation. In addition, from 2002 until December 2015, Mr. Alan Levan served as Chairman of Bluegreen Corporation, in which the Company, indirectly through Woodbridge Holdings, LLC, holds a 100% equity interest.  The Company’s Board of Directors believes that Mr. Alan Levan is a strong operating executive and that his proven leadership skills enhance the Board and the Company. The Board also believes that Mr. Alan Levan’s positions at the Company and its subsidiaries provide the Board with critical insight regarding the business and prospects of the organization.

As previously disclosed, Mr. Alan Levan is party to employment agreements with the Company and BBX, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.  In addition the Company has previously disclosed in its filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Definitive Proxy Statement on Schedule 14A for its 2016 Annual Meeting of Shareholders which was filed with the SEC on April 28, 2016, certain information regarding (a) Mr. Alan Levan’s beneficial holdings of the Company’s Class A Common Stock and Class B Common Stock by virtue of which he, collectively with John E. Abdo, Vice Chairman of the Company, may be deemed to control the Company, (b) other relationships between the Company and its affiliates, on the one hand, and Mr. Alan Levan and his affiliates, on the other hand, which require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC, and (c) the terms of the agreements to which Mr. Alan Levan and/or his son, Jarett S. Levan, are parties and which relate to, among other things, the voting of shares of the Company’s Class B Common Stock held by the parties to such agreements (including, in the case of Mr. Alan Levan’s agreements with Mr. Abdo and Mr. Jarett Levan, the agreement to vote such shares in favor of the election of Mr. Alan Levan to the Company’s Board of Directors for so long as he is willing and able to serve as a director of the Company).

Jarett S. Levan, who was serving as Acting Chairman, Chief Executive Officer and President of the Company, will continue to serve as President of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1Employment Agreement by and between the Company and Alan B. Levan, effective as of September 30, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 14, 2012)

10.2Employment Agreement by and between BBX and Alan B. Levan, effective as of September 30, 2012 (incorporated by reference to Exhibit 10.1 to BBX’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 14, 2012)

99.1Press release dated February 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION

Date: February 9, 2017
By: /s/ Raymond S. Lopez
Raymond S. Lopez,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1Employment Agreement by and between the Company and Alan B. Levan, effective as of September 30, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 14, 2012)

10.2Employment Agreement by and between BBX and Alan B. Levan, effective as of September 30, 2012 (incorporated by reference to Exhibit 10.1 to BBX’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 14, 2012)

99.1Press release dated February 7, 2017